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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported):April 4, 2005


                                 Workstream Inc.
               (Exact Name of Registrant as Specified in Charter)



           Canada                         001-15503                  N/A
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
        Incorporation)                                       Identification No.)

495 March Road, Suite 300, Ottawa, Ontario,
                 Canada                                               K2K-3G1
 (Address of Principal Executive Offices)                           (Zip Code)

                                 (613) 270 0619
              (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      The information set forth under Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On April 4, 2005, Workstream Inc. (the "Company") announced the resignation of David Polansky as its Chief Financial Officer. Mr. Polansky's last day with the Company will be April 15, 2005.

      On April 4, 2005, the Company entered into an employment agreement with Stephen Lerch, 51 years old, pursuant to which Mr. Lerch was appointed as the Executive Vice President and Chief Financial Officer/Chief Operating Officer of the Company. From April 2003 to January 2004, Mr. Lerch was the Executive Vice President and Chief Operating Officer for Rewards Network Inc. (formerly iDine Rewards Network Inc.), one of the nation's leading providers of credit card based loyalty and rewards programs for restaurants and hotels. Mr. Lerch was responsible for the primary $350 million per year in revenue dining business. From February 1997 to August 2003, Mr. Lerch was the Executive Vice President and Chief Financial Officer for Rewards Network Inc.

      Mr. Lerch's employment agreement has a one-year term expiring in April 2006 that automatically renews at the end of the initial or any renewal term for an additional one year term unless either party provides prior notice of non renewal. Mr. Lerch will earn an annual base salary of not less than $200,000 and will also be entitled to a bonus of $200,000 based on mutually agreed objectives being achieved. However, in no event shall such bonus be less than 25% of the entitled amount. In addition, the Company granted Mr. Lerch an option to purchase 100,000 common shares of the Company at an exercise price of $4.02 per share, the closing price of the shares on April 4, 2005, in accordance with the terms and conditions of the Company's 2002 Amended and Restated Stock Option Plan. The Company also granted Mr. Lerch 50,000 Restricted Stock Units that vest one fifth over a 5 year period beginning on the first anniversary of the grant. If the Company elects to terminate Mr. Lerch's employment other than for "cause", Mr. Lerch would be entitled to a payment equal to six months' salary and benefits.


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      Attached hereto as Exhibit 99.1 is a press release issued on April 4, 2005 announcing the resignation of David Polansky as Chief Financial Officer and the appointment of Stephen Lerch as the Chief Financial Officer/Chief Operating Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits

         10.1 Employment Agreement dated April 4, 2005 between Stephen Lerch and Workstream Inc.

         99.1     Press Release of Workstream Inc. dated April 4, 2005.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WORKSTREAM INC.


Dated:  April 7, 2005             By:  /s/ Michael Mullarkey
                                       --------------------------------
                                       Name:  Michael Mullarkey
                                       Title:   Chief Executive Officer